Exhibit 16.1

United States Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We have read BNC Bancorps’s statements under Item 4.01 on Form 8-K dated August 16, 2005 and agree with BNC Bancorp’s statements under Item 4.01(b).

Very truly yours,

/s/ Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina

August 16, 2005